ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------


                                                                     EXHIBIT 4.3


            FORM OF LOAN AGREEMENT EVIDENCING A CONVERTIBLE DEBENTURE
                        AND NOTICE OF CONVERSION EXERCISE

                             AND ENGLISH TRANSLATION

AUSUBUNGSERKLARUNG IM HINBLICK AUF DIE AUSUBUNG DER WANDLUNGSRECHTE IN BEZUG AUF _______________________ UNTER DEM CEYONIQ AG MITARBEITERBETEILIGUNGSPROGRAMM 2001 ENTSPRECHEND DEN NAHEREN BEDINGUNGEN DES ZEICHNUNGSSCHEINS SOWIE DES ANLEIHEVERTRAGES ERWORBENEN SCHULDVERSCHREIBUNGEN

Ich, ____________________________________________ (Name des Teilnehmers) habe mit Datum vom 23. August 2001 unter dem Mitarbeiterbeteiligungsprogramm 2001 der CEYONIQ AG insgesamt _______________ Wandelschuldverschreibungen (die "Schuldverschreibungen") der Gesellschaft im Nennbetrag von je E 0,10 erworben.

Hiermit erklare ich mit Wirkung zum __. _______________ (Ausubungstag) die Wandlung fur insgesamt ________________ (Anzahl der tatsachlich ausgeubten Wandlungsrechte) Schuldverschreibungen. Die Barzuzahlung gema(beta)Ziffer V. 1. des Anleihevertrages habe ich auf das mir seitens der Gesellschaft genannte Konto uberwiesen. Die Anzahl der von mir infolge der Wandlung zu erwerbenden Aktien betragt somit:

                   _____________________ (Anzahl der Aktien).

Ich bitte Sie, mir diese Aktien auf mein Depotkonto ______________ (Nummer des Kontos), bei der ________________________________________ (Name und Bankleitzahl
der Bank) gutzuschreiben.






---------------------------
Name:
Datum:

ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------


ZEICHNUNGSSCHEIN FUR DEN ERWERB VON SCHULDVERSCHREIBUNGEN UNTER DEM CEYONIQ AG MITARBEITERBETEILIGUNGS-PROGRAMM 2001 ENTSPRECHEND DEN NAHEREN BEDINGUNGEN DES ANLEIHEVERTRAGES

Herr XYZ (der "Teilnehmer") ist berechtigt, unter dem Mitarbeiterbeteiligungsprogramm 2001 der Gesellschaft insgesamt bis zu ________ Schuldverschreibungen der Gesellschaft im Gesamtnennbetrag von E ,00 zu erwerben. Bedingung fur den Erwerb der Schuldverschreibungen ist es, dass der Teilnehmer die Bedingungen des in ANLAGE A anliegenden Anleihevertrages (der "ANLEIHEVERTRAG") anerkennt und die Gesellschaft und er diesen Zeichnungsschein unterzeichnen.

Dies vorweggeschickt wunscht der Teilnehmer unter Anerkennung der Bedingungen des Anleihevertrages die untenstehende Anzahl Schuldverschreibungen zu erwerben.




AUSGABETAG:                         23. August 2001

GESAMTANZAHL DER
ERWORBENEN
SCHULDVERSCHREIBUNGEN:              ________________________________________________

AUSGABEPREIS PRO
SCHULDVERSCHREIBUNG:                E 0,10

WANDLUNGSPREIS PRO
SCHULDVERSCHREIBUNG:                Der Wandlungspreis fur eine Wandlungsschuldverschreibung, welcher von Zeit zur
                                    Zeit vom Vorstand oder vom Aufsichtsrat bestimmt werden kann, muss mindestens dem hoheren der beiden folgenden Betrage entsprechen: (i) das arithmetische
                                    Mittel der gewichteten Schlussnotierungen der Aktie der Gesellschaft in der
                                    XETRA Schlussauktion, die von der Frankfurter Wertpapierborse an den letzten funf Borsentagen vor dem Zeitpunkt der Ausgabe der Wandelschuldverschreibung
                                    festgestellt wurden, oder (ii) der Einheitskurs der Aktie der Gesellschaft im
                                    Parketthandel der Frankfurter Wertpapierborse am Tag der Ausgabe der
                                    Wandelschuldverschreibung.

GESAMTANZAHL DER ZU
ERWERBENDEN AKTIEN:                 Die Gesamtanzahl der infolge der Wandlung zu erwerbenden Aktien entspricht der Gesamtanzahl der erworbenen Schuldverschreibungen.


ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------



AUSUBUNGSZEITPLAN:                  Die Wandlungsrechte des Teilnehmers aus seinen Schuldverschreibungen werden hinsichtlich eines Teilbetrages von bis zu 50% fruhestens nach Ablauf von zwei
                                    Jahren seit dem Ausgabetag der Schuldverschreibungen und hinsichtlich weiterer
                                    Teilbetrage von 1/24 (einvierundzwanzigstel) der verbleibenden Summe monatlich danach ausubungsreif. Der Teilnehmer darf seine ausubungsreifen Wandlungsrechte jedoch nur innerhalb eines Zeitraumes von zehn Bankarbeitstagen (in Frankfurt am
                                    Main) ab dem zweiten Bankarbeitstag entweder nach (i) der ordentlichen
                                    Hauptversammlung, (ii) der Pressekonferenz uber den Jahresabschluss oder (iii)
                                    der Veroffentlichung des Zwischenberichts fur das erste, zweite oder dritte
                                    Quartal des jeweils laufenden Geschaftsjahres ausuben und die
                                    Schuldverschreibungen in Aktien der Gesellschaft wandeln.

FALLIGKEITSTAG:                     18. August 2005



Durch Ihre untenstehende Unterschrift sowie die untenstehende Unterschrift eines Vertretungsberechtigten der Gesellschaft erkennen Sie und die Gesellschaft an, dass diese Schuldverschreibungen gema(beta) den naheren Anleihebedingungen des Anleihevertrages, welcher als Bestandteil dieses Zeichnungsscheins demselben in ANLAGE A anliegt, mit Wirkung zum 23. August 2001 erworben werden.





TEILNEHMER:                                    CEYONIQ AG



---------------------------                    ------------------------------
Name:                                          Datum:
Datum:

ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------


DECLARATION TO EXERCISE THE CONVERSION PRIVILEGE FOR THE PURCHASED DEBENTURES WITH RESPECT TO _______________________ PURSUANT TO THE CEYONIQ AG EMPLOYEE PARTICIPATION PROGRAM 2001 IN ACCORDANCE WITH THE MORE DETAILED CONDITIONS CONTAINED IN THE SUBSCRIPTION FORM AND THE LOAN AGREEMENT.

Under the Employee Participation Program 2001 of the CEYONIQ AG, I, ____________________________________________ (name of the participant) have purchased as of August 23, 2001, a total of _______________ convertible debentures (the "debentures") of the company at the nominal amount of E 0.10 respectively.

Effective as of _________________ (date of exercise) I am declaring herewith the conversion of a total of ________________ (number of the conversion privileges that are in fact exercised) debentures. I transferred the extra cash payment pursuant to cif. V. 1. of the loan agreement to the account that was provided to me by the company. Therefore, the number of the shares that I am acquiring consequent to the conversion is:

                    _____________________ (number of shares).

Please, credit these shares to my safe-custody account ______________ (number of the account) at the ________________________________________ (name and sorting code of the bank).






---------------------------
Name:
Date:

ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------


SUBSCRIPTION FORM FOR THE PURCHASE OF DEBENTURES PURSUANT TO THE EMPLOYEE PARTICIPATION PROGRAM 2001 OF CEYONIQ AG IN ACCORDANCE WITH THE MORE DETAILED CONDITIONS OUTLINED IN THE LOAN AGREEMENT.

Under the company's Employee Participation Program 2001, Mr. XYZ (the "participant") is entitled to purchase a total of up to ________ debentures of the company in the total nominal amount of E .00. As a condition for the purchase of the debentures, the participant must accept the conditions that are outlined in ATTACHMENT A, the enclosed loan agreement (the "LOAN AGREEMENT"). The company and the participant must sign this subscription form.

With the aforementioned as a preface and in acknowledgement of the conditions of the loan agreement, the participant wishes to purchase the number of debentures stated below.


DATE OF ISSUE:                      August 23, 2001

TOTAL NUMBER OF
PURCHASED
DEBENTURES:                         ________________________________________________

ISSUE PRICE PER
DEBENTURE:                          E 0.10

CONVERSION PRICE PER
DEBENTURE:                          The conversion price for a Convertible Debenture, as determined from time to time by the Board or the Supervisory Board as the case may be, must be equal to or greater than the higher of (i) the arithmetical mean of the weighted closing price of an Ordinary Share in the XETRA closing auction as set by the Frankfurt Stock Exchange on the five most recent trading days prior to the issuance of the Convertible Debenture or (ii) the standard quotation for an Ordinary Share on the Frankfurt Stock Exchange
                                    on the date the Registrant issues the Convertible Debenture.

TOTAL NUMBER OF SHARES
TO BE ACQUIRED:                     The total number of shares to be acquired consequent to the conversion corresponds to the total number of purchased debentures.

ATTACHMENT A TO THE SUBSCRIPTION FORM
-------------------------------------



EXERCISE SCHEDULE:                  The conversion rights of the participant [arising] from his debentures shall become vested with regard to a partial amount of up to 50% at the earliest after two years, starting with the date of issue of the debentures, and with regard to additional partial amounts of 1/24 (one twenty-fourth), respectively, of the remaining sum each month thereafter. However, the participant may only exercise his vested conversion privileges within a time period of ten bank working days
                                    (in Frankfurt / Main) starting with the second bank working day following either
                                    (i) the ordinary general meeting, (ii) the press conference addressing the annual accounts, or (iii) the publication of the interim report for the first, second or third quarter of the respectively current financial year and convert the debentures into shares of the company.

MATURITY DATE:                      August 18, 2005



With your signature below and the with the signature below of an authorized representative of the company, you and the company are acknowledging that these debentures are purchased effective as of August 23, 2001, pursuant to the more complete loan conditions set forth in the loan agreement, which is attached to said subscription form as ATTACHMENT A, and an integral part of the former.





PARTICIPANT:                                   CEYONIQ AG



---------------------------                    ------------------------------
Name:                                          Date:
Date: